UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2012

Pandora Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650

Oakland, CA 94612

(Address of principal executive offices, including zip code)

(510) 451-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2012, Pandora Media, Inc. (the “Company”) announced that its Chief Financial Officer, Steven Cakebread, will be leaving the Company later this year. His announced departure is not due to a dispute or disagreement with the Company. The Company and Mr. Cakebread entered into a transition agreement on August 29, 2012, pursuant to which Mr. Cakebread agreed to remain with the Company through December 2012 if needed to ensure an orderly transition while the Company searches for a new Chief Financial Officer. At the end of the transition period, if he signs a general release of claims, he will receive the separation benefits provided under the Company’s executive severance policy (as described in the Company’s most recent proxy statement), consisting of six months of salary, COBRA reimbursement and option vesting and a prorated bonus for the current fiscal year. If the Company ends the transition period earlier, he will also receive the amount of compensation he would have received if he remained employed through December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: August 29, 2012	By:	/s/ Delida Costin
Delida Costin
Senior Vice President, General Counsel and Secretary

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